PERFORMANCE CALCULATION

                        COLONIAL HIGH YIELD MUNICIPAL FUND - CLASS A

                               Fiscal Year End: 11/30/95

                                 Inception Date: 9/1/94



                         1 YEAR ENDING 11/30/95          INCEPTION TO DATE
                                                       9/1/94  TO  11/30/95
                 Standard      Non-Standard        Standard       Non-Standard
                  ------------  ------------------ ----------- ---------------

Initial Inv.     $1,000.00     $1,000.00          $1,000.00      $1,000.00
Max. Load            4.75%                            4.75%

Amt. Invested     $952.50      $1,000.00           $952.50       $1,000.00
Initial NAV         $9.33          $9.33             $9.80           $9.80
Initial Shares    102.090        107.181            97.194         102.041

Shares From Dist.   7.104          7.458             8.561           8.992
End of Period NAV  $10.23         $10.23            $10.23          $10.23

Total Return        11.71%         17.28%             8.19%          13.59%

Average Annual
 Total Return       11.71%         17.28%             6.50%          10.74%


                                    PERFORMANCE CALCULATION

                          COLONIAL HIGH YIELD MUNICIPAL FUND - CLASS B

                                   Fiscal Year End: 11/30/95

                                     Inception Date: 6/8/92


                       1 YEAR ENDING 11/30/95            6/8/92 TO 11/30/95

                   Standard      Non-Standard        Standard     Non-Standard
                    ------------  ---------------  ------------  -------------

Initial Inv.       $1,000.00      $1,000.00          $1,000.00     $1,000.00

Amt. Invested      $1,000.00      $1,000.00          $1,000.00     $1,000.00
Initial NAV            $9.33          $9.33             $10.00        $10.00
Initial Shares       107.181        107.181            100.000       100.000

Shares From Dist.      6.617          6.617             23.471        23.471
End of Period NAV     $10.23         $10.23             $10.23        $10.23

CDSC                    5.00%                             3.00%
Total Return           11.42%         16.42%             23.31%        26.31%

Average Annual
 Total Return          11.42%         16.42%              6.20%         6.94%